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                                                                     Exhibit 4.4


                            CERTIFICATE OF AMENDMENT

     Pursuant to Section 27 of the Rights Agreement between Sun Company, Inc. (the "Company") and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), dated as of February 1, 1996, and last amended as of February 3, 2000 (the "Rights Agreement"), Sunoco, Inc., the successor by name change to the Company, HEREBY CERTIFIES THAT:

     1. the Third Amendment to Rights Agreement, attached hereto, is in compliance with the terms of said Section 27 of the Rights Agreement, as amended.


Dated as of July 6, 2001.

                                           SUNOCO, INC.



                                      By:  /s/ THOMAS W. HOFMANN
                                           ---------------------
                                           Thomas W. Hofmann
                                           Vice President and
                                           Chief Financial Officer